As filed with the Securities and Exchange Commission on December 3, 2014

File No. 333-199432

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-1025599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan New

Chief Financial Officer

Net Element, Inc.
3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Serge Pavluk, Esq.

Joshua Schneiderman, Esq.

Snell & Wilmer L.L.P.

350 South Grand Avenue, Suite 2600

Los Angeles, California 90071

Telephone: (213) 929-2543

Facsimile: (213) 929-2525

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering by Net Element, Inc.:
Common Stock, par value $0.0001 per share(1)	—	—		—		—
Preferred Stock, par value $0.0001 per share(1)	—	—		—		—
Warrants	—	—		—		—
Units	—	—		—		—
Subscription Rights(2)	—	—		—		—
Total Primary Offering				$50,000,000	(3)	$5,810	(4)
Secondary Offering by Selling Securityholders:
Common Stock, par value $0.0001 per share	19,947,334	$1.29	(5)	$25,732,060.86	(5)	$2,990.07	(5)
Total				$75,732,060.86		$8,800.07	(6)

(1)	Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time at indeterminate prices or as may be issued upon conversion or exchange of preferred stock, warrants, units or subscription rights registered hereby.

(2)	The subscription rights are non-transferable subscription rights, which subscription rights are to be issued to holders of the registrant’s common stock on a pro rata basis without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same Registration Statement as the securities to be offered pursuant thereto.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminable number of additional shares of common stock, preferred stock, warrants, units and subscription rights as may be issued to prevent dilution resulting from share dividends, split-up, reverse split-up or similar events.

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and was calculated based on the average of the high and low trading price per share of common stock of the Registrant on The NASDAQ Capital Market on November 5, 2014.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2014

PROSPECTUS

NET ELEMENT, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units / Subscription Rights

19,947,334 Shares of Common Stock Offered by Selling Securityholders

Net Element, Inc., a Delaware corporation (“us”, “we”, “our”, “Net Element” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that Net Element will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, certain selling securityholders (described in the section entitled “Selling Securityholders” on page 10 of this prospectus) may offer and sell up to 19,947,334 shares of common stock from time to time, in amounts, at prices, and on terms that will be determined at the time these securities are offered.

In addition to the securities offered under this prospectus, the following securities are currently offered pursuant to our currently effective resale Registration Statement (File No. 333-186621) on Form S-3, as amended (the “Current Resale Registration Statement”): (i) the sale by the selling securityholders named in the Current Resale Registration Statement of an aggregate of 4,340,000 warrants to purchase shares of our common stock; (ii) the issuance and sale by the Company of an aggregate of 4,340,000 shares of our common stock issuable upon exercise of such warrants; and (iii) the registration and sale by the selling securityholders named in the Current Resale Registration Statement of an aggregate of 6,538,544 shares of our common stock.

At no time will the Company issue shares of common stock (whether upon conversion or exercise of warrants, preferred stock, units or subscription rights) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” Our outstanding warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling securityholders may use this prospectus to sell an aggregate 19,947,334 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

Company Overview

Net Element, Inc. is a technology-driven group specializing in mobile payments and other transactional services in emerging countries and in the United States. We operate in a single operating segment, that being a provider of transactional services and mobile payment solutions. Geographic areas in which we operate include the United States, where through our U.S. based subsidiaries we generate revenues from transactional services and other payment technologies for small and medium-sized businesses. Through TOT Group Russia and Net Element Russia, we provide transactional services, mobile payments transactions and other payment technologies in emerging countries including Russian Federation and the Commonwealth of Independent States (“CIS”).

General Business Developments

In 2013, we completed a number of acquisitions and dispositions in pursuit of our strategy to reposition our business activities with the goal of enhancing financial results, creation of a strong operational foundation and competitive advantage. We believe these transactions have realigned our company into a strong technology-driven service company specializing in mobile payments and other transactional services with a more balanced and stable business mix.

Our primary acquisitions and dispositions during 2013 were as follows:

•	On April 16, 2013, newly formed TOT Group and its subsidiaries acquired substantially all of the business assets of Unified Payments, LLC, a Delaware limited liability company (“Unified Payments”). Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (“Merchants”), independent sales agents and independent sales groups (“ISGs”) across the United States.

•	On June 24, 2013, TOT Group, through its newly formed subsidiary Aptito, LLC (“Aptito”), acquired substantially all of the business assets of Aptito.com, Inc., a New York corporation. Aptito is a new generation of smart, customer engaged, patent-pending, cloud-based payments platform, mobile Point of Sale (“mPOS”), mobile commerce application and self-ordering Apple® iPad®-based kiosk.

•	During the third quarter of 2013, in order to reposition our business activities and focus on financial technology and transactional services, the Company divested its ownership in non-core assets, which included its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (a/k/a OOO Music1) (collectively, the “Disposed Subsidiaries”) by contributing to T1T Lab, LLC, a Florida limited liability company (“T1T Lab”), all of its membership and participation interests in such subsidiaries in exchange for a 10% membership interest in T1T Lab. T1T Lab is a wholly owned subsidiary of T1T Group, LLC, a Delaware limited liability company (“T1T Group”). T1T Group was issued a 90% membership interest in T1T Lab in exchange for contributions that will be made to T1T Lab from time to time when requested by T1T Lab of such services and/or cash as determined by T1T Group in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. T1T Group is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a former director of the Company). Openfilm, LLC, which develops technology and a website that supports the advancement of independent film on the Internet, was originally acquired in 2010. Motorsport, LLC, which is an online news and information service that distributes content related to the motor sports industry, was originally acquired in 2011. Splinex, LLC, which develops technology and web services focused in the areas of three dimensional (3D) imagery and video, was formed by the Company in 2011. LegalGuru, LLC, which is developing a video-centric, legal information portal, was originally acquired in 2012. MUSIC1 LLC, which operates an online music distribution platform in the CIS countries, was acquired by the Company in 2011. The Disposed Subsidiaries constituted all of the Company’s interests in online media businesses and operations (referred to herein collectively as the Company’s “entertainment assets”).

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•	Subsequent to the 2013 fiscal year, during the first quarter of 2014, the Company further reduced its liabilities by divesting its 10% ownership interest in T1T Lab, LLC in exchange for termination of its obligation to commit funding of T1T Lab, LLC associated with its equity ownership.

•	The Company changed its name to Net Element, Inc. on December 15, 2013.

Our Corporate Organization

Our Company was formed in 2010 and incorporated as a Cayman Islands exempted company with limited liability under the name Cazador Acquisition Corporation Ltd. (“Cazador”). Cazador was a blank check company incorporated for the purpose of effecting a merger; share capital exchange; asset acquisition; share purchase; reorganization or similar business combination with one or more operating businesses or assets. In 2012, Cazador completed a merger (the “Merger”) with a previous legal entity known as Net Element, Inc., a Delaware corporation (“Prior Net Element”), which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador Acquisition Corporation Ltd.) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Prior Net Element was merged with and into the Company, resulting in Prior Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. In 2013, the Company divested its non-core entertainment assets. In December 2013, the Company changed its name to Net Element, Inc. We entered the mobile payments business through the launch of TOT Money in Russia in 2012. We entered the financial technology and value-added transactional service business through the acquisitions of Unified Payments in April 2013 and Aptito in June 2013.

Additional Information

Our principal office is located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, and our main telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, warrants, units and/or subscription rights in one or more offerings and in any combination. In addition, the selling securityholders may offer up to 19,947,334 shares of common stock in one or more offerings. See “Selling Securityholders” on page 10 for more information on the selling securityholders. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. A prospectus supplement, which we will provide each time we or the selling securityholders offer securities, will describe the specific amounts, prices and terms of the securities we or the selling securityholders determine to offer.

We or the selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling securityholders, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling securityholders may offer shares of our common stock. Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments, if any, as may be declared by our board of directors from funds legally available therefore. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or units. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock or other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 6 of this prospectus, these factors include:

•	the impact of any new or changed laws, regulations, card network rules or other industry standards affecting our business, including the U.S. government decision to impose sanctions or other legal restrictions that may restrict our ability to do business in Russia;

•	the impact of any significant chargeback liability and liability for merchant or customer fraud, which we may not be able to accurately anticipate and/or collect;

•	our ability to secure or successfully migrate merchant portfolios to new bank sponsors if current sponsorships are terminated;

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•	our and our bank sponsors’ ability to adhere to the standards of the Visa® and MasterCard® payment card associations;

•	our reliance on third-party processors and service providers;

•	our dependence on independent sales groups (“ISGs”) that do not serve us exclusively to introduce us to new merchant accounts;

•	our ability to pass along increases in interchange costs and other costs to our merchants;

•	our ability to protect against unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise;

•	the effect of the loss of key personnel on our relationships with ISGs, card associations, bank sponsors and our other service providers;

•	the effects of increased competition, which could adversely impact our financial performance;

•	the impact of any increase in attrition due to an increase in closed merchant accounts and/or a decrease in merchant charge volume that we cannot anticipate or offset with new accounts;

•	the effect of adverse business conditions on our merchants;

•	our ability to adopt technology to meet changing industry and customer needs or trends;

•	the impact of any decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general;

•	the impact of any adverse conditions in industries in which we obtain a substantial amount of our bankcard processing volume;

•	the impact of seasonality on our operating results;

•	the impact of any failure in our systems due to factors beyond our control;

•	the impact of any material breaches in the security of third-party processing systems we use;

•	the impact of any new and potential governmental regulations designed to protect or limit access to consumer information;

•	the impact on our profitability if we are required to pay federal, state or local taxes on transaction processing;

•	the impact on our growth and profitability if the markets for the services that we offer fail to expand or if such markets contract;

•	our ability (or inability) to continue as a going concern;

•	the willingness of the Company’s majority stockholders, and/or other affiliates of the Company, to continue investing in the Company’s business to fund working capital requirements;

•	the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed;

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•	the impact on our operating results as a result of impairment of our goodwill and intangible assets;

•	our material weaknesses in internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; and

•	the other factors identified in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of December 1, 2014, approximately 45,622,111 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends will be paid at the sole discretion of our board of directors.

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The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares of our common stock voting for the election of our directors can elect all of our directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;
•	the designation of the shares;
•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;
•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;
•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
•	the voting rights; and
•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;

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•	impairing the liquidation rights of the common stock; or
•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Summary of Certain Provisions of Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws, as applicable, among other things, (1) provide our board with the ability to alter the bylaws without stockholder approval, and (2) provide that vacancies on our board of directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our stockholders.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s assets unless:

•	the board of directors approved the transaction in which the stockholder acquired 15% or more of the corporation’s assets;

•	after the transaction in which the stockholder acquired 15% or more of the corporation’s assets, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the stockholder.

A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to stockholders.

DESCRIPTION OF WARRANTS

As of December 1, 2014, we had a class of warrants outstanding to purchase an aggregate of 8,938,900 shares of our common stock. Such warrants provide for an exercise price of $7.50 per share, subject to adjustment, and are scheduled to expire at 5:00 p.m., New York time, on October 2, 2017, or earlier upon redemption.

We may issue additional classes of warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants;
•	provision for changes to or adjustments in the exercise price; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Net Element.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock or other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder;

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•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

SELLING SECURITYHOLDERS

We are registering the resale from time to time by the selling securityholders of up to 19,947,334 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling securityholders. The selling securityholders are not making any representation that any shares of our common stock currently held by the selling securityholders will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling securityholders. The following table assumes that all of the shares of our common stock currently held by the selling securityholders being registered pursuant to this prospectus will be sold.

The selling securityholders of up to 19,947,334 shares of our common stock are: Novatus Holding PTE. Ltd., a private limited company organized under the laws of Singapore, Cayman Invest S.A., a British Virgin Islands limited company, K 1 Holding Limited, a company organized under the laws of British Virgin Islands, and Beno Distribution, Ltd., a company organized under the laws of British Virgin Islands. Mr. Kenges Rakishev has voting control and investment discretion over the shares of our common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, Inc., from April 23, 2012 until October 2, 2012. Mr. Anvar Mametov has voting control and investment discretion over the shares of our common stock held directly by Cayman Invest S.A. Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by Beno Distribution, Ltd. and K 1 Holding Limited.

Novatus Holding PTE. Ltd. acquired 2,320,751 shares of our common stock for $10.04 per share, or for aggregate gross proceeds of $23,300,340.40, from certain stockholders of the Company prior to the Merger in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. On June 7, 2013, Mark Global Corporation, a company that is organized under the laws of the British Virgin Islands and of which Mr. Rakishev is the sole shareholder (“Mark Global”), transferred 5,000,000 shares of our common stock held directly by Mark Global to Novatus Holding PTE. Ltd. for no consideration in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. Mark Global had previously received the 5,000,000 shares of our common stock through an exchange, upon the consummation of the Merger, of 200,000,000 shares of common stock of the Prior Net Element that it owned prior to the Merger. Mark Global had purchased on April 20, 2012 the 200,000,000 shares of common stock of the Prior Net Element from TGR Capital, LLC, a Florida limited liability company and affiliate of Mike Zoi (“TGR”), pursuant to an Exchange and Stock Purchase Agreement, dated February 24, 2012, by and among Mark Global, TGR, and Mike Zoi, in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act for the aggregate consideration of $30,000,000, consisting of (i) $15,000,000 in cash and (ii) the discharge and cancellation by Mark Global of a convertible note made by TGR in favor of Mark Global having an aggregate original principal amount of $15,000,000.

On April 21, 2014, the Company borrowed from Cayman Invest S.A. $11,200,000 pursuant to a Secured Convertible Senior Promissory Note (the “Note”) made by the Company in favor of Cayman Invest S.A. On June 30, 2014, the Note was converted into shares of our common stock, and, as a result of such conversion, on July 15, 2014, the Company issued to Cayman Invest S.A. 5,569,158 shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

K 1 Holding Limited acquired its shares pursuant to a Letter Agreement entered into by and among K 1 Holding Limited, TGR, and the Company on December 5, 2013. Under such letter agreement, K 1 Holding Limited was issued 1,140,809 shares of our common stock by the Company in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act and received 1,377,879 shares of our common stock from TGR in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. The consideration for such shares was the agreement by K 1 Holding Limited to lend $2,000,000 to the Company and to provide consulting services to the Company.

Pursuant to a Letter Agreement entered into by and among Beno Distribution, Ltd, Mike Zoi, TGR, MTZ Fund, a Delaware limited liability company and affiliate of Mike Zoi, and the Company on June 10, 2014, Beno Distribution, Ltd. received 4,538,737 shares of our common stock from TGR in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. The consideration for such shares was the agreement by the Company to cause all of the shares of our common stock held by TGR and its affiliates to be registered.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)%		Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Novatus Holding PTE. Ltd.(2)	7,320,751	16.05%	7,320,751	—	0%
Cayman Invest S.A.(3)	5,569,158	12.21%	5,569,158	—	0%
K 1 Holding Limited(4)	2,518,688	5.52%	2,518,688	—	0%
Beno Distribution, Ltd.(5)	4,538,737	9.95%	4,538,737	—	0%

(1)	Applicable percentage ownership is based on 45,622,111 shares of common stock outstanding as of December 1, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of December 1, 2014 for each stockholder of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.
(2)	Mr. Kenges Rakishev has voting control and investment discretion over the shares of our common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, Inc., from April 23, 2012 until October 2, 2012. The address of Novatus Holding PTE. Ltd. is 22B Duxton Hill, Singapore 089605, Republic of Singapore.
(3)	Mr. Anvar Mametov has voting control and investment discretion over the shares of our common stock held directly by Cayman Invest S.A. The address of Cayman Invest S.A. is A Little Denmark Complex, 147 Main Street P.O. Box 4473, Road Town, Tortola, D8 VG 1110.
(4)	Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by Beno Distribution, Ltd. The address of Beno Distribution, Ltd. is P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110.
(5)	Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by K 1 Holding Limited. The address of K 1 Holding Limited. is P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110.

PLAN OF DISTRIBUTION

We and the selling securityholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

We and the selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling securityholder.

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

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Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling securityholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we and the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling securityholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling securityholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We, the selling securityholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling securityholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling securityholders, to indemnification by us and the selling securityholders against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling securityholders, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

BDO USA, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on BDO USA, LLP’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 15, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014;

•

Our Current Reports on Form 8-K, filed with the SEC on February 13, 2014, April 10, 2014, April 21, 2014, April 22, 2014, May 22, 2014, June 11, 2014, July 2, 2014, July 7, 2014, August 18, 2014, September 15, 2014, September 17, 2014, September 18, 2014, September 24, 2014, November 13, 2014 (as amended by Form 8-K/A filed on November 14, 2014) and November 19, 2014 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•	Our definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2014; and

•	The descriptions of our common stock, preferred stock and warrants contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

(305) 507-8808

 Attention: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the securities registered hereby. Other than the Securities and Exchange Commission registration fee, all of the amounts below are estimates.

Securities and Exchange Commission registration fee	$8,800.07	*

Accounting fees and expenses	$5,000.00

Legal fees and expenses	$50,000.00

Financial printing and miscellaneous expenses	$5,000.00

Total	$68,800.07	**

* Previously paid.

** Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Registrant on June 12, 2012)

2.2	Contribution Agreement, dated April 16, 2013, among Net Element International, Inc., Unified Payments, LLC, TOT Group, Inc., Oleg Firer, and Georgia Notes 18 LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 17, 2013)

2.3	Term Sheet, dated May 20, 2013, among TOT Group, Inc., Net Element International, Inc. and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 22, 2013)

2.4	Asset Purchase Agreement, dated June 18, 2013, between Aptito, LLC and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2013)

2.5	Letter of Intent, dated June 27, 2013, among TOT Group, Inc., Net Element International, Inc., Quickpay USA, Inc., UPC-Kazakhstan, LLP, United Processing System of Panama, Inc., Quickpay Multinational Payment System LTD, MPS, LLC, MPS, LTD, Quickpay Columbia SAS, System Quickpay, LLC and Express MIT, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 3, 2013)

2.6	Contribution Agreement, dated September 25, 2013, among T1T Lab, LLC, Net Element International, Inc. and T1T Group, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 25, 2013)

2.7	Assignment of Membership Interest, dated February 11, 2014, among T1T Group, LLC, Net Element, Inc., and T1T LAB, LLC (incorporated by reference to Exhibit 2.7 to the Company’s Current Report on Form 10-K filed with the Commission on April 15, 2014)

3.1	Certificate of Corporate Domestication of Cazador, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by the Registrant on October 5, 2012)

3.2	Amended and Restated Certificate of Incorporation of Net Element International, Inc., a Delaware corporation, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Registrant on October 5, 2012)

3.3	Amended and Restated Bylaws of Net Element International, Inc., a Delaware corporation (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Registrant on October 5, 2012)

3.4	Certificate of Merger, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.4 to the Form 8-K filed by the Registrant on October 5, 2012)

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3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 5, 2013, changing the Company’s name from Net Element International, Inc. to Net Element, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2013)

4.1	Specimen Common Stock Certificate of Net Element International, Inc. (incorporated by reference from Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 (SEC File No. 333-182076) filed with the Securities and Exchange Commission on August 31, 2012)

4.2	Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 filed by the Company with the Commission on September 3, 2010)

4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Exhibit 10.5 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)

4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)

5.1	Opinion of Snell & Wilmer L.L.P. (previously filed)

23.1	Consent of BDO USA, LLP

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page) (previously filed)

Item 17.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on this 3rd day of December, 2014.

NET ELEMENT, INC.

By:	/s/ Jonathan New

Name: Jonathan New

Title: Chief Financial Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Firer	Chief Executive Officer and Director	December 3, 2014
Oleg Firer	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	December 3, 2014
Jonathan New	(Principal Financial Officer; Principal
Accounting Officer)

*	Director	December 3, 2014
Kenges Rakishev

*	Director	December 3, 2014
William Healy

*	Director	December 3, 2014
David P. Kelley II

*	Director	December 3, 2014
James Caan

*	Director	December 3, 2014
Drew Freeman

/s/ Jonathan New
Jonathan New, as attorney-in-fact December 3, 2014

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